UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2025

Date of Report (Date of earliest event reported)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15943	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street

Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

781-222-6000

(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 12, 2025, Flavia H. Pease informed Charles River Laboratories International, Inc. (the “Company”) of her intention to resign from her position as the Company’s Corporate Executive Vice President, Chief Financial Officer effective on September 29, 2025. Ms. Pease’s decision to resign her position is not the result of any disagreements with the Company on any matter relating to its financial statements, internal control over financial reporting, operations, policies or practices.

(c) In connection with Ms. Pease’s departure from the position of Chief Financial Officer, Michael G. Knell, Corporate Senior Vice President and Chief Accounting Officer, has been appointed by the Company’s Board of Directors to act as the Company’s interim Chief Financial Officer, effective upon the departure of Ms. Pease, until a permanent successor is named. In this role, Mr. Knell will serve as the Company’s principal financial officer.

Mr. Knell, age 49, joined the Company in April 2017 as Corporate Senior Vice President and Chief Accounting Officer. In this role, Mr. Knell is responsible for providing strategic guidance to the finance groups, including direction of the Global Accounting, Financial Planning and Analysis, and Tax functions; maintaining the Company's fiscal records; and preparing its financial reports. He also oversees the design and operation of the Company’s system of internal controls, ensuring compliance with the rules and regulations of the Sarbanes-Oxley Act. Prior to joining the Company, Mr. Knell served as the Chief Accounting Officer and Vice President of Finance at Bruker Corporation from 2012 to 2017. Mr. Knell was with Ernst & Young LLP in its Boston office from 1998 until 2011, where he served in various roles including Partner - Assurance Services. Mr. Knell is a Certified Public Accountant in Massachusetts and holds a B.S. degree in Business Administration from the State University of New York at Buffalo. There are no related party transactions involving Mr. Knell that are reportable under Item 404(a) of Regulation S-K.

Information referred to in Item 5.02(c)(3) of Form 8-K has not been determined as of the date of this report.

Item 7.01	Regulation FD Disclosure

On September 16, 2025, the Company issued a press release announcing Ms. Pease’s departure and Mr. Knell’s appointment. A copy of the press release is attached as Exhibit 99.1 hereto.

The press release, attached as an exhibit to this report, includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the press release are "forward-looking" rather than historic. The press release also states that these and other risks relating to the Company are set forth in the documents filed by the Company with the Securities and Exchange Commission.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Charles River Laboratories International, Inc., dated as of September 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

Date:	September 16, 2025	By:	/s/ Matthew L. Daniel
Matthew L. Daniel, Corporate Senior Vice President,
General Counsel, Corporate Secretary & Chief Compliance Officer